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                                                                      EXHIBIT 11


                               MOVADO GROUP, INC.

                       COMPUTATION OF NET INCOME PER SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                  THREE MONTHS ENDED
PRIMARY                                                                            APRIL 30, 1997
-------                                                                            --------------
Net income                                                                             ($  260)

Weighted average number of common shares outstanding                                     7,534

Add common equivalent shares
(determined using the "Treasury Stock" Method) representing shares issuable upon
exercise of employee stock options                                                         202
                                                                                       -------

Weighted average number of shares used in primary net income per share
                                                                                         7,736
                                                                                       =======

Primary net income per share                                                           ($ 0.03)
                                                                                       =======

FULLY DILUTED
Net income                                                                             ($  260)

Weighted average number of common shares outstanding                                     7,534

Add common equivalent shares (determined using the "Treasury Stock" Method)
representing shares issuable upon exercise of employee stock options
                                                                                           202
                                                                                       -------

Weighted average number of shares used in fully diluted net income per share
                                                                                         7,736
                                                                                       =======

Fully diluted net income                                                               ($ 0.03)
                                                                                       =======
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